Exhibit 99.1

HERSHEY FOODS ANNOUNCES RECORD THIRD QUARTER RESULTS

HERSHEY, Pa., October 16, 2003 — Hershey Foods Corporation (NYSE:HSY) today announced record sales and earnings for the third quarter ended September 28, 2003. Consolidated net sales were $1,191,019,000 compared with $1,152,321,000 for the third quarter of 2002. Net income for the third quarter of 2003 was $143,604,000, or $1.09 per share-diluted, compared with $123,065,000, or $.89 per share-diluted, for the comparable period of 2002. This strong performance reflected increased sales, improved margins, and higher returns for the business.

Net income for the third quarter of 2003 includes an after-tax charge of $7.4 million, or $.06 per share-diluted, associated with the cumulative effect of a change in accounting for the Company’s leases of certain warehouse and distribution facilities. The GAAP results also include pre-tax charges related to business rationalization and realignment initiatives of $9.7 million, or $.04 per share-diluted, and a gain on the sale of several gum brands of $8.3 million, or $.04 per share-diluted, in the third quarter of 2003.

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Results for the third quarter of 2002 included pre-tax charges of $9.1 million, or $.04 per share-diluted, associated with the Company’s business realignment initiatives and pre-tax expenses of $17.3 million, or $.08 per share-diluted, related to the exploration of the sale of the Company last year. Excluding these charges and the gain on the sale of the gum brands, income for the third quarter of 2003 was $151,047,000, or $1.15 per share-diluted, compared with $139,809,000, or $1.01 per share-diluted, for the third quarter of 2002, an increase of 13.9 percent.

Nine-Months Results

Consolidated net sales for the first nine months of 2003 were $2,993,296,000 compared with $2,964,289,000 for the first nine months of 2002. Net income for the first nine months of 2003 was $312,646,000, or $2.36 per share-diluted, compared with $273,258,000, or $1.98 per share-diluted, for the comparable period of 2002.

Net income for the first nine months of 2003 includes the after-tax charge of $7.4 million, or $.06 per share-diluted, associated with the cumulative effect of the change in accounting. The GAAP results also include pre-tax charges related to business rationalization and realignment initiatives of $13.7 million, or $.06 per share-diluted, and a gain on the sale of certain gum brands of $8.3 million, or $.04 per share-diluted, in the third quarter of 2003.

Results for the first nine months of 2002 included pre-tax charges of $20.7 million, or $.09 per share-diluted, associated with the Company’s business realignment initiatives and pre-tax expenses of $17.3 million, or $.08 per share-diluted, related to the exploration of the sale of the Company last year. Excluding these charges and the gain on the sale of the gum brands, income for the first nine months of 2003 was $322,603,000, or $2.43 per share-diluted, compared with $297,304,000, or $2.15 per share-diluted, for the first nine months of 2002, an increase of 13.0 percent.

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The Company uses income before accounting changes, excluding charges related to business rationalization and realignment initiatives, the gain or loss on the sale of brands, and incremental, one-time charges such as those incurred to explore the sale of the Company, as shown in the attached pro forma income statements, as key performance measures of results of operations for purposes of evaluating performance internally. This non-GAAP measurement is not intended to replace the presentation of financial results in accordance with GAAP. Rather, the Company believes the presentation of earnings excluding such charges and gains or losses provides additional information to investors to facilitate the comparison of past and present operations, excluding items which the Company does not believe are indicative of its ongoing operations.

The 2002 business realignment initiatives are described in Management’s Discussion and Analysis and Note 3 of the Company’s 2002 Annual report on Form 10-K. The components of the 2003 brand and product rationalization initiatives and realignment of the sales organization are described in the Company’s Form 10-Q for the quarterly period ended June 29, 2003.

Third Quarter Performance

Hershey’s third quarter sales increased by 3.4 percent, reflecting sales of instant consumables spurred by the Limited Edition Reese’s products, as well as the impact of the price increase announced in December 2002, partially offset by brand and product rationalization. Gross margin expanded as a result of pricing and mix, and supply chain savings, especially lower logistics costs. Selling, Marketing, and Administrative costs increased primarily as a result of higher marketing spending.

“I’m particularly pleased with Hershey’s third quarter results,” said Richard H. Lenny, Chairman, President, and Chief Executive Officer. “This performance underscores the momentum that we’re gaining behind our value-enhancing strategy. During the quarter, we delivered solid sales and market share growth as we continue to reshape our product and brand portfolio. Equally as important, on-going productivity gains are providing the appropriate level of investment in both consumer and customer initiatives.

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“We intend to maintain this level of brand-building focus while further enhancing our retail selling capabilities. As a result, we expect diluted earnings per share for the full year to be slightly higher than our earlier projections,” Lenny concluded.

Safe Harbor Statement

This release contains statements which are forward-looking. These statements are made based upon current expectations which are subject to risk and uncertainty. Actual results may differ materially from those contained in the forward-looking statements. Factors which could cause results to differ materially include, but are not limited to: changes in the confectionery and grocery business environment, including actions of competitors and changes in confectionery preferences; customer and consumer response to selling price increases; changes in governmental laws and regulations, including taxes; market demand for new and existing products; changes in raw material and other costs; pension cost factors such as actuarial assumptions and market performance; adequacy of the Company’s bad debt reserve; the Company’s ability to implement improvements to reduce costs associated with its supply chain; and the Company’s ability to successfully implement its 2003 rationalization and realignment initiatives, as discussed in the Company’s 10-Q for the quarter ended June 29, 2003, and the Company’s Annual Report on Form 10-K for 2002.

Live Webcast

As previously, announced, the Company will hold a conference call with analysts today at 10 a.m. Eastern Time. The conference call will be webcast live via Hershey’s corporate Web site www.hersheys.com.  Please go to the Investor Relations Section of the Web site for further details.

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                                                   Hershey Foods Corporation
                                            Summary of Consolidated Statements of Income
                                  for the periods ended September 28, 2003 and September 29, 2002
                                         (in thousands of dollars except per share amounts)

                                                        Third Quarter                Nine Months
                                                        -------------                -----------

                                                    2003            2002         2003          2002
                                                    ----            ----         ----          ----

Net Sales                                          $1,191,019     $1,152,321   $2,993,296     $2,964,289
                                                --------------   ------------ ------------   ------------

Costs and Expenses:
   Cost of Sales                                      724,185        717,197    1,836,434      1,851,212
   Selling, Marketing and Administrative              212,107        218,052      601,047        616,668
   Business Realignment Charge, net                     8,564          8,536       12,449         19,274
   Gain on Sale of Business                            (8,330)          ---        (8,330)           ---
                                                --------------   ------------ ------------   ------------
   Total Costs and Expenses                           936,526        943,785    2,441,600      2,487,154
                                                --------------   ------------ ------------   ------------
Income Before Interest and Income Taxes (EBIT)        254,493        208,536      551,696        477,135
Interest Expense, net                                  17,258         14,120       47,413         45,448
                                                --------------   ------------ ------------   ------------
Income Before Income Taxes                            237,235        194,416      504,283        431,687
Provision for Income Taxes                             86,263         71,351      184,269        158,429
                                                --------------   ------------ ------------   ------------
Income Before Accounting Change                       150,972        123,065      320,014        273,258
Cumulative Effect of Accounting Change,
   net of tax                                           7,368           ---         7,368            ---
                                                --------------   ------------ ------------   ------------
Net Income                                           $143,604       $123,065     $312,646       $273,258
                                                ==============   ============ ============   ============
Net Income Per Share Before Cumulative
Effect of Accounting Change - Basic                     $1.16          $0.90        $2.43          $2.00
                                                ==============   ============ ============   ============
                             - Diluted                  $1.15          $0.89        $2.41          $1.98
                                                ==============   ============ ============   ============

Net Income Per Share - Basic                            $1.10          $0.90        $2.37          $2.00
                                                ==============   ============ ============   ============
                     - Diluted                          $1.09          $0.89        $2.36          $1.98
                                                ==============   ============ ============   ============

Shares Outstanding  - Basic                           130,652        137,179      131,703        136,923
                                                ==============   ============ ============   ============
                    - Diluted                         131,649        138,346      132,615        138,165
                                                ==============   ============ ============   ============

Key Margins:
   Gross Margin                                         39.2%          37.8%        38.6%          37.5%
   EBIT Margin                                          21.4%          18.1%        18.4%          16.1%
   Net Margin                                           12.1%          10.7%        10.4%           9.2%

                                                   Hershey Foods Corporation
                                     Pro Forma Summary of Consolidated Statements of Income
                                for the periods ended September 28, 2003 and September 29, 2002
                                       (in thousands of dollars except per share amounts)

                                                          Third Quarter                      Nine Months
                                                           -------------                     -----------
                                                    2003              2002            2003            2002
                                                    ----              ----            ----            ----

Net Sales                                        $1,191,019      $1,152,321      $2,993,296      $2,964,289
                                                 ----------      -----------    ------------    ------------

Costs and Expenses:
   Cost of Sales                                    723,067 (a)     716,587 (c)   1,835,195 (a)   1,849,804 (c)
   Selling, Marketing and Administrative            212,107         200,746 (d)     601,047         599,362 (d)
   Business Realignment Charge, net                     --- (b)         --- (e)         --- (b)         --- (e)
   Gain on Sale of Business                             --- (f)         ---             --- (f)         ---
                                                 ----------      -----------    ------------    ------------

   Total Costs and Expenses                         935,174         917,333       2,436,242       2,449,166
                                                 ----------      -----------    ------------    ------------

Income Before Interest and Income Taxes(EBIT)       255,845         234,988         557,054         515,123

Interest Expense, net                                17,258          14,120          47,413          45,448
                                                 ----------      ----------     ------------    ------------

Income Before Income Taxes                          238,587         220,868         509,641         469,675
Provision for Income Taxes                           87,540          81,059         187,038         172,371
                                                 ----------      -----------    ------------    ------------

Net Income                                         $151,047        $139,809        $322,603        $297,304
                                                 ==========      ===========    ============    ============

Net Income Per Share - Basic                          $1.16           $1.02           $2.45           $2.17
                                                 ==========      ===========    ============    ============
                     - Diluted                        $1.15           $1.01           $2.43           $2.15
                                                 ==========      ===========    ============    ============

Shares Outstanding  - Basic                         130,652         137,179         131,703         136,923
                                                 ==========       ==========    ============    ============
                    - Diluted                       131,649         138,346         132,615         138,165
                                                 ==========       ==========    ============    ============

Key Margins:
   Adjusted Gross Margin                              39.3%          37.8%            38.7%           37.6%
   Adjusted EBIT Margin                               21.5%          20.4%            18.6%           17.4%
   Adjusted Net Margin                                12.7%          12.1%            10.8%           10.0%

  (a)    Excludes business realignment charge of $1.1 million pre-tax or $.7 million after-tax for the third quarter and $1.2 million pre-tax or $.8 million after-tax for the nine months.

  (b)    Excludes business realignment charge of $8.6 million pre-tax or $5.2 million after-tax for the third quarter and $12.4 million pre-tax or $7.5 million after-tax for the nine months.

  (c)    Excludes business realignment charge of $.6 million pre-tax or $.4 million after-tax for the third quarter and $1.4 million pre-tax or $.9 million after-tax for the nine months.

  (d)    Excludes expenses of $17.3 million pre-tax or $11.0 million after-tax related to the exploration of the sale of the company for the third quarter and the nine months.

  (e)    Excludes business realignment charge of $8.5 million pre-tax or $5.4 million after-tax for the third quarter and $19.3 million pre-tax or $12.2 million after-tax for the nine months.

  (f)    Excludes gain on sale of business of $8.3 million pre-tax or $5.7 million after-tax for the third quarter and the nine months.

                                             Hershey Foods Corporation
                                            Consolidated Balance Sheets
                                  as of September 28, 2003 and December 31, 2002
                                             (in thousands of dollars)

Assets                                                      2003                2002
------                                                      ----                ----

Cash and Cash Equivalents                                    $29,845             $297,743
Accounts Receivable - Trade (Net)                            537,670              370,976
Deferred Income Taxes                                          6,326                  ---
Inventories                                                  585,619              503,291
Prepaid Expenses and Other                                    84,990               91,608
                                                         ------------        -------------

Total Current Assets                                       1,244,450            1,263,618

Net Plant and Property                                     1,610,129            1,486,055
Goodwill                                                     386,702              378,453
Other Intangibles                                             38,627               39,898
Other Assets                                                 377,871              312,527
                                                         ------------        -------------

Total Assets                                              $3,657,779           $3,480,551
                                                         ============        =============

Liabilities and Stockholders' Equity
------------------------------------

Loans Payable                                               $241,495              $28,124
Accounts Payable                                             117,467              124,507
Accrued Liabilities                                          356,110              356,716
Taxes Payable                                                 39,859               12,731
Deferred Income Taxes                                            ---               24,768
                                                         ------------        -------------

Total Current Liabilities                                    754,931              546,846

Long-Term Debt                                               966,289              851,800
Other Long-Term Liabilities                                  374,855              362,162
Deferred Income Taxes                                        332,804              348,040
                                                         ------------        -------------

Total Liabilities                                          2,428,879            2,108,848

Total Stockholders' Equity                                 1,228,900            1,371,703
                                                         ------------        -------------

Total Liabilities and Stockholders' Equity                $3,657,779           $3,480,551
                                                         ============        =============